UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 10, 2021

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in an 8-K dated July 20, 2021, Morgan C.S. Kurk stepped down as executive vice president, chief technology officer and segment leader of Broadband Networks of CommScope Holding Company, Inc. (the “Company”), effective July 19, 2021.  Following the cessation of Mr. Kurk’s employment, the Company and Mr. Kurk entered into a Separation Agreement, dated August 10, 2021.

In consideration of Mr. Kurk’s execution of the Separation Agreement, which contains a general release of claims, and his continuing compliance with certain restrictive covenants, Mr. Kurk will receive severance payments equal to one year’s base salary, payable in installments over a one-year period, and his vested stock options will remain outstanding and exercisable for one year from his separation date or, if earlier, the original expiration date for such awards.  All of Mr. Kurk’s unvested equity awards were forfeited upon cessation of his employment.  Pursuant to the Company’s severance policy, if Mr. Kurk elects to continue healthcare coverage under COBRA, the Company will pay its portion for such continuing coverage for a period of two months or for such longer time as required by law.  A copy of Mr. Kurk’s Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit.	Description.

10.1	Separation Agreement, dated August 10, 2021, by and between Morgan C.S. Kurk and CommScope, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2021	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Justin C. Choi
	Name:	Justin C. Choi
	Title:	Senior Vice President, Chief Legal Officer and Secretary